                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):    May 27, 1999
                                                 -------------------------------



                            THE PENN TRAFFIC COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





   Delaware                      1-9930                       25-0716800
--------------------------------------------------------------------------------
(State or other               (Commission                   (IRS Employer
  jurisdiction                File Number)                Identification No.)
of incorporation)





   1200 State Fair Boulevard
   Syracuse, New York                                             13221-4737
--------------------------------------------------------------------------------
   (Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code:          (315) 453-7284
                                                     ---------------------------



                                 Not Applicable
           -----------------------------------------------------------
                                     Page 1
                       This document consists of 4 pages.
           The exhibit index is contained on page 4 of this document.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

                  On May 27, 1999, The Penn Traffic Company issued a press release attached as Exhibit 99.1 hereto that announced that the U.S. Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") confirmed its Joint Plan of Reorganization (the "PLAN") under chapter 11 of the Bankruptcy Code.

                  Penn Traffic initially filed for chapter 11 protection on March 1, 1999, seeking Bankruptcy Court approval to implement a prenegotiated financial restructuring with the holders of its senior and subordinated notes in accordance with the Plan. Penn Traffic expects that the Plan will be effective in June.

                  The restructuring will cancel Penn Traffic's existing $1.13 billion of senior and subordinated notes and (i) distribute $100 million of new senior notes and 19,000,000 shares of new common stock to the holders of the existing senior notes and (ii) distribute 1,000,000 shares of the new common stock and 6 year warrants to purchase 1,000,000 shares of new common stock having an exercise price of $18.30 per share to the holders of the existing senior subordinated notes. In addition, each 100 shares of Penn Traffic's common stock outstanding immediately prior to the restructuring will be converted into one share of new common stock for a total of approximately 106,955 shares of additional new common stock.

                  Penn Traffic also announced it expects to enter into a new secured credit facility with a bank group led by Fleet Capital Corporation as agent. Proceeds from the new facility will be used to satisfy Penn Traffic's obligations under its debtor-in-possession facility and pay certain costs of the debt restructuring process and for its ongoing working capital and capital expenditure requirements.

                   Upon consummation of the Plan in June 1999 and taking into account all costs and expenditures related to the debt restructuring and related transactions, the Company expects to have approximately $330 - $335 million of outstanding indebtedness (including capital leases). Such indebtedness is expected to include $100 million of new senior notes, approximately $100 million of capitalized lease obligations and $130 - $135 million of secured indebtedness including borrowings under the new secured credit facility.

                  As of May 1, 1999, Penn Traffic had approximately $1.16 billion in total assets and $1.65 billion in total liabilities.

                  For a further description of the Plan, see the Joint Plan of Reorganization as confirmed by the Bankruptcy Court on May 27, 1999 attached hereto as Exhibit 2.1 and the Press Release attached hereto as Exhibit 99.1.

                  Certain statements included in this Current Report on Form 8-K which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "estimate," "intend" and other similar expressions are intended to identify forward-looking statements. The Company cautions readers that forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to consummate the new secured credit facility in the time period indicated or at all; and the amount of indebtedness outstanding when the Plan of Reoranization is consummated.

Item 7.      EXHIBITS.

             (c)  Exhibits.

                   2.1 Joint Plan of Reorganization, as confirmed by the Bankruptcy Court

                  99.1 Press Release, dated May 27, 1999, announcing the confirmation of Penn Traffic's Plan of Reorganization under chapter 11 of the Bankruptcy Code.

                                    SIGNATURE


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            THE PENN TRAFFIC COMPANY



                                            By   /S/ GARY D. HIRSCH
                                               ---------------------------------
                                               Gary D. Hirsch
                                               Chairman


Dated: June 11, 1999

                                  EXHIBIT INDEX



                                                                                   Sequentially
Exhibit                                                                            Numbered
Number                   Exhibit                                                   Page
------                   -------                                                   ----
2.1                      Joint Plan of Reorganization, as confirmed
                         by the Bankruptcy Court

99.1                     Press Release, dated May 27, 1999,
                         announcing the confirmation of Penn
                         Traffic's Plan of Reorganization under
                         chapter 11 of the Bankruptcy Code.